UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2010

Beach First National Bancshares, Inc.
 (Exact name of registrant as specified in its charter)

South Carolina	000-22503	57-1030117
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3751 Robert M. Grissom Parkway, Suite 100, Myrtle Beach, South Carolina	29577
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 626-2265

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b)(e) Standish accepts appointment as President and amends Employment Agreement with the Company.

On February 4, 2010, Walter E. Standish, III agreed to accept the title of President of both Beach First National Bancshares, Inc. (the “Company”) and Beach First National Bank (the “Bank”). In addition, on the same day, Mr. Standish, the Bank and the Company amended his employment agreement solely to reflect his title as President.

(c)(e) Poelker accepts appointment as Interim Chief Executive Officer of the Bank and enters into Consultancy Agreement.

On February 4, 2010, Beach First appointed John S. Poelker as Interim Chief Executive Officer of the Bank. In conjunction with this appointment, the Bank entered into a Consulting Agreement (the “Consulting Agreement”) with The Poelker Consultancy, Inc., an executive management consulting company (the “Management Company”). The Consulting Agreement will become effective on February 8, 2010.

Under the terms of the Consulting Agreement, the Bank retained the Management Company to perform services that the Bank may request from time to time including, but not be limited to, (i) evaluations of capital offerings and business combinations, (ii) actions to ensure compliance with regulatory guidance and agreements, and (iii) preparation of short-term action plans designed to improve the financial status of the Bank (collectively, the “Services”). In the Consulting Agreement, the Management Company appoints Mr. Poelker to serve as its representative in connection with such Services. Mr. Poelker will report directly to the Board of Directors of the Bank. The Consulting Agreement provides for compensation to the Management Company of $2,000 per full day worked. In addition, Mr. Poelker will receive (i) a monthly transportation allowance of $1,000, and (ii) lodging during the term of the Consulting Agreement. Either party may terminate the Consulting Agreement upon no more than two weeks notice. Notwithstanding anything to the contrary in the Consulting Agreement, and in addition to any other restrictions stated in the Consulting Agreement, any compensation or other benefits paid to the Management Company shall be limited to the extent required by any federal or state regulatory agency having authority over the Bank. The Management Company shall be considered an independent contractor in the performance of its duties under the Consulting Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACH FIRST NATIONAL BANCSHARES, INC.

By: /s/ Gary S. Austin
Name: Gary S. Austin
Title: Chief Financial Officer

Dated: February 5, 2010